UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

COMSTOCK RESOURCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-03262	94-1667468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Town and Country Blvd. Suite 500
Frisco, Texas		75034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 668-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 15, 2026, Comstock Resources, Inc. (the "Company" or "Comstock") announced that it has sold a minority equity interest in Comstock's midstream subsidiary, Pinnacle Gas Services LLC ("Pinnacle"), to certain funds managed by Sixth Street. Sixth Street invested $600 million and acquired a 27% non-controlling common equity interest in Pinnacle with Comstock retaining a 73% controlling common equity interest. Comstock will continue to manage, operate and control Pinnacle under a management services agreement.

Comstock used the proceeds from the investment to fully extinguish and retire the Pinnacle preferred equity securities for $445 million plus accrued dividends and all outstanding indebtedness at Pinnacle, transaction costs and for working capital.

A copy of the Company's press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Comstock Announces $600 Million Strategic Investment By Sixth Street in Pinnacle Gas Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Date:	June 16, 2026	By:	/s/ ROLAND O. BURNS
Roland O. Burns President and Chief Financial Officer